Exhibit 99.1

Investor Contact Stephen Pettibone 203-351-3500

Media Contact KC Kavanagh 866-478-2777	One StarPoint Stamford, CT 06902 United States

STARWOOD REPORTS SECOND QUARTER

2014 RESULTS

STAMFORD, Conn. (July 24, 2014) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported second quarter 2014 financial results.

Second Quarter 2014 Highlights

•	Excluding special items, EPS from continuing operations was $0.77. Including special items, EPS from continuing operations was $0.80.

•	Adjusted EBITDA was $324 million.

•	Excluding special items, income from continuing operations was $147 million. Including special items, income from continuing operations was $153 million.

•

Worldwide Systemwide REVPAR for Same-Store Hotels increased 5.3% in constant dollars (5.1% in actual dollars) compared to 2013. Systemwide REVPAR for Same-Store Hotels in North America increased 6.3% in constant dollars (5.7% in actual dollars).

•	Management fees, franchise fees and other income increased 10.2% compared to 2013.

•	Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 87 basis points compared to 2013.

•	Worldwide REVPAR for Starwood Same-Store Owned Hotels increased 6.0% in constant dollars (6.5% in actual dollars) compared to 2013.

•	Margins at Starwood Same-Store Owned Hotels Worldwide increased approximately 160 basis points compared to 2013.

•

Earnings from Starwood’s vacation ownership and residential business decreased approximately $30 million compared to 2013, including a $29 million decrease in earnings from the St. Regis Bal Harbour residential project which is sold out.

•	During the quarter, the Company signed 45 hotel management and franchise contracts, representing approximately 8,500 rooms, and opened 19 hotels and resorts with approximately 3,800 rooms.

•

During the quarter, the Company paid a quarterly dividend of $0.35 per share and a special dividend of $0.65 per share, and repurchased 2.2 million shares at a total cost of $170 million and an average price of $78.67 per share. Year to date through July 22, the company has repurchased 2.5 million shares at a total cost of $198 million and an average price of $79.19.

Second Quarter 2014 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2014 of $0.80 compared to $0.71 in the second quarter of 2013. Excluding special items, EPS from continuing operations was $0.77 for the second quarter of 2014 compared to $0.79 in the second quarter of 2013. Special items in the second quarter of 2014, which totaled a benefit of $6 million (after-tax), include a $3 million pre-tax benefit associated with the reversal of a note receivable reserve from a previous disposition and a $3 million pre-tax benefit primarily due to the conversion of a leased hotel to a managed hotel. Special items in the second quarter of 2013, which totaled a charge of $16 million (after tax), primarily related to certain non-recurring income tax charges associated with an asset disposition, interest on deferred income from sales of vacation ownership units, and the resolution of certain tax positions. Excluding special items, the effective income tax rate in the second quarter of 2014 was 33.3% compared to 33.8% in the second quarter of 2013.

Income from continuing operations was $153 million in the second quarter of 2014, compared to $137 million in the second quarter of 2013. Excluding special items, income from continuing operations was $147 million in the second quarter of 2014 compared to $153 million in the second quarter of 2013.

Net income was $153 million and $0.80 per share in the second quarter of 2014, compared to $137 million and $0.71 per share in the second quarter of 2013.

Frits van Paasschen, CEO, said, “We exceeded our expectations for both adjusted EBITDA and EPS in the second quarter. Rising REVPAR drove strong growth in our management and franchise fees. This continued growth in our fee business, along with the trends we are seeing across our hotels and vacation ownership, points to a global recovery that is steadily moving into its fifth year.

“As we look ahead to the balance of the year, we expect that global trend lines will fuel demand for high-end travel. In our view, rising wealth, urbanization, digital connectivity and expansion of global businesses will drive demand for our brands.”

Six Months Ended June 30, 2014 Earnings Summary

Income from continuing operations was $289 million in the six months ended June 30, 2014 compared to $280 million in the same period in 2013. Excluding special items, income from continuing operations was $269 million in the six months ended June 30, 2014 compared to $301 million in the same period in 2013.

Net income was $290 million and $1.52 per share in the six months ended June 30, 2014 compared to $350 million and $1.80 per share in the same period in 2013.

Adjusted EBITDA was $605 million in the six months ended June 30, 2014 compared to $648 million in the same period in 2013.

Second Quarter 2014 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 5.3% in constant dollars (5.1% in actual dollars) compared to the second quarter of 2013. International Systemwide REVPAR for Same-Store Hotels increased 4.1% in constant dollars (4.4% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	6.3%	5.7%
Latin America	4.8%	4.8%
Asia Pacific:
Greater China	11.1%	10.0%
Rest of Asia	2.9%	(2.9)%
Europe, Africa & Middle East:
Europe	1.9%	7.1%
Africa & Middle East	(0.9)%	(1.2)%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	4.9%	5.9%
W Hotels	6.4%	6.2%
Westin	5.8%	5.3%
Sheraton	5.2%	4.7%
Le Méridien	1.1%	2.5%
Four Points by Sheraton	5.7%	4.4%
Aloft	12.6%	12.3%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 87 basis points compared to 2013. International gross operating profit margins for Same-Store Company-Operated properties increased approximately 100 basis points. North American Same-Store Company-Operated gross operating profit margins increased approximately 72 basis points.

Management fees, franchise fees and other income were $260 million, up $24 million, or 10.2% compared to the second quarter of 2013. Management fees increased 6.6% to $146 million and franchise fees increased 10.7% to $62 million compared to the second quarter of 2013. Other management and franchise revenue was up 29.7% compared to the second quarter of 2013 primarily due to fees associated with the termination of certain franchise contracts during the quarter.

Development

During the second quarter of 2014, the Company signed 45 hotel management and franchise contracts, representing approximately 8,500 rooms, of which 37 are new builds and eight are conversions from other brands. At June 30, 2014, the Company had approximately 450 hotels in the active pipeline representing approximately 105,000 rooms.

During the second quarter of 2014, 19 new hotels and resorts (representing approximately 3,800 rooms) entered the system, including La Posada de Santa Fe, a Luxury Collection Resort & Spa (New Mexico, 157 rooms), The Westin Cleveland Downtown (Ohio, 484 rooms), The Westin Chongqing Liberation Square (China, 336 rooms), Sheraton Reserva do Paiva Hotel & Convention Center (Brazil, 298 rooms), and Aloft Atlanta Downtown (Georgia, 248 rooms). During the quarter, six properties (representing approximately 1,200 rooms) were removed from the system.

Owned Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 6.0% in constant dollars (6.5% in actual dollars) when compared to 2013. REVPAR at Starwood Same-Store Owned Hotels in North America increased 4.1% in constant dollars (1.5% actual dollars). Internationally, Starwood Same-Store Owned Hotel REVPAR increased 7.4% in constant dollars (10.0% in actual dollars).

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 4.6% in constant dollars (4.8% in actual dollars) while costs and expenses increased 2.4% in constant dollars (2.7% in actual dollars) when compared to 2013. Margins at these hotels increased approximately 160 basis points compared to 2013.

Revenues at Starwood Same-Store Owned Hotels in North America increased 3.3% in constant dollars (0.8% in actual dollars) while costs and expenses increased 2.3% in constant dollars (flat in actual dollars) when compared to 2013. Margins at these hotels increased approximately 50 basis points compared to 2013.

Internationally, revenues at Starwood Same-Store Owned Hotels increased 5.6% in constant dollars (7.8% in actual dollars) while costs and expenses increased 2.4% in constant dollars (4.8% in actual dollars) when compared to 2013. Margins at these hotels increased approximately 200 basis points compared to 2013.

Revenues at Owned Hotels were $414 million, compared to $419 million in 2013. Expenses at Owned Hotels were $314 million compared to $328 million in 2013. Second quarter revenues were negatively impacted by asset sales since the second quarter of 2013.

Vacation Ownership

Vacation ownership revenues for the three months ended June 30, 2014 increased $1 million, or 0.6%, to $160 million, compared to the corresponding period in 2013. Originated contract sales of vacation ownership intervals remained flat for the three months ended June 30, 2014, compared to the corresponding period in 2013, as the average price per vacation ownership unit sold increased 1.8% to approximately $15,100, offset by a 1.6% decrease in the number of contracts signed.

Residential

During the second quarter of 2014, the Company’s residential revenues were $11 million compared to $80 million in 2013. The Company realized residential revenues from Bal Harbour of $7 million and generated earnings of $1 million, compared to revenues of $74 million and earnings of $30 million in the second quarter of 2013, due to the sellout of the St. Regis Bal Harbour residential project.

Selling, General, Administrative and Other

During the second quarter of 2014, selling, general, administrative and other expenses increased 15.9% to $102 million compared to $88 million in 2013, primarily due to $7 million of favorable benefits from certain government incentives received in the second quarter of 2013 in connection with the relocation of our corporate headquarters, the increase in costs commensurate with our growth, and the timing of expenses within the year. The Company continues to target a 3% to 5% increase for the full year.

Capital

Gross capital spending during the quarter included approximately $46 million of maintenance capital and $41 million of development capital.

Asset Sales

During the second quarter of 2014, the Company completed the sale of the Aloft Tucson University in Tucson, AZ for gross cash proceeds of approximately $19 million, subject to a long-term franchise contract. Also in the second quarter of 2014, the Company converted The Park Lane Hotel in London, United Kingdom from a leased hotel to a managed hotel.

Dividend

In the second quarter of 2014, the Company declared a regular quarterly dividend of $0.35 per share, which was paid on June 27, 2014. In accordance with the Company’s intention to return approximately $500 million in cash realized from the completion of the St. Regis Bal Harbour residential project and sale of the hotel in the first quarter of 2014, the Company paid a special dividend of $0.65 per share on June 27, 2014 and expects to pay additional special dividends of $0.65 per share over each of the next two quarters. The total dividends paid in the second quarter of 2014 were approximately $190 million.

Share Repurchase

In the second quarter of 2014, the Company repurchased 2.2 million shares at a total cost of approximately $170 million and an average price of $78.67 per share. As of June 30, 2014, approximately $444 million remained available under the Company’s share repurchase authorization. Year to date through July 22, 2014, the Company has repurchased 2.5 million shares at a total cost of $198 million and an average price of $79.19.

Balance Sheet

At June 30, 2014, the Company had gross debt of $1.4 billion, cash and cash equivalents of $641 million (including $44 million of restricted cash) and net debt of $785 million, compared to net debt of $528 million as of December 31, 2013, in each case excluding debt and restricted cash associated with securitized vacation ownership notes receivable. The increase in net debt is primarily due to the addition of a $153 million capital lease obligation as a result of the Company entering into a master lease of its headquarters building in the second quarter of 2014. Net debt at June 30, 2014, including $300 million of debt and $13 million of restricted cash associated with securitized vacation ownership notes receivable, was $1.1 billion.

Outlook

For the full year 2014:

•	Adjusted EBITDA is expected to be approximately $1.215 billion to $1.235 billion (based on the assumptions below).

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 7% in constant dollars (approximately 25 basis points lower in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Owned Hotels Worldwide of 4% to 6% in constant and actual dollars.

•	Margins at Same-Store Owned Hotels Worldwide increase 75 to 125 basis points.

•	Management fees, franchise fees and other income increase approximately 8% to 10%.

•	Earnings from the Company’s vacation ownership and residential business of approximately $160 million to $170 million.

•	Selling, general and administrative expenses increase approximately 3% to 5%.

•	Full year owned earnings are negatively impacted by approximately $30 million due to 2013 and year-to-date 2014 asset sales, and a leased hotel that was converted to a managed hotel in 2014.

•	Depreciation and amortization is expected to be approximately $315 million.

•	Interest expense is expected to be approximately $115 million.

•	Full year effective tax rate is expected to be approximately 32.5%, and cash taxes from operating earnings are expected to be approximately $160 million (based on the assumptions above).

•	EPS before special items is expected to be approximately $2.78 to $2.85 (based on the assumptions above).

•

Full year capital expenditures (excluding vacation ownership and residential inventory) are expected to be approximately $200 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $200 million.

•	Vacation ownership is expected to generate approximately $300 million in positive cash flow, assuming the completion of a securitization of receivables in the second half of 2014.

For the three months ended September 30, 2014:

•	Adjusted EBITDA is expected to be approximately $285 million to $295 million (based on the assumptions below).

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 7% in constant dollars (approximately 50 basis points higher in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Company Owned Hotels Worldwide of 5% to 7% in constant dollars (approximately 150 basis points higher in actual dollars at current exchange rates).

•	Management fees, franchise fees and other income increase approximately 2% to 4%. The growth rate is impacted by a termination fee in 2013.

•	Earnings from the Company’s vacation ownership and residential business of approximately $35 million to $40 million.

•	Depreciation and amortization is expected to be approximately $80 million.

•	Interest expense is expected to be approximately $30 million.

•	The effective tax rate for the quarter is expected to be approximately 33% (based on the assumptions above).

•	EPS is expected to be approximately $0.62 to $0.65 (based on the assumptions above).

Special Items

The Company’s special items included a pre-tax and after-tax benefit of $6 million in the second quarter of 2014 compared to a pre-tax benefit of $1 million ($16 million charge after-tax) in the same period of 2013.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended June 30,			Six Months Ended June 30,
2014	2013		2014	2013
$147	$153	Income from continuing operations before special items	$269	$301

$0.77	$0.79	EPS before special items	$1.40	$1.55

		Special Items
3	—	Restructuring and other special (charges) credits, net (a)	3	1
3	1	Gain (loss) on asset dispositions and impairments, net (b)	(33)	(8)

6	1	Total special items – pre-tax	(30)	(7)
—	(17)	Income tax benefit (expense) for special items (c)	50	(14)

6	(16)	Total special items – after-tax	20	(21)

$153	$137	Income from continuing operations	$289	$280

$0.80	$0.71	EPS including special items	$1.51	$1.44

a)	During the three and six months ended June 30, 2014, the net credit relates to the reversal of a reserve associated with a $3 million note receivable from a previous disposition.

b)	During the three months ended June 30, 2014, the net gain is primarily due to the conversion of a leased hotel to a managed hotel discussed below. During the six months ended June 30, 2014, the net loss primarily relates to the impairment of two hotels, one of which was sold subject to a long-term franchise contract and the other of which represents a leased hotel that was converted to a managed hotel. In addition, during the six months ended June 30, 2014, the Company recorded an impairment charge associated with one of its foreign unconsolidated joint ventures. During the six months ended June 30, 2013, the net loss primarily relates to the sale of three wholly-owned hotels.

c)	During the six months ended June 30, 2014, the net benefit primarily relates to the recognition of $52 million for settlement of a foreign tax audit, partially offset by tax charges on the pre-tax special items. During the three months ended June 30, 2013, the net charges included $4 million related to an asset disposition, $8 million to accrue interest on deferred income associated with vacation ownership sales, and approximately $5 million for charges associated with tax reserves and resolution of certain tax positions. The six months ended June 30, 2013, included a tax benefit of $3 million related to an asset sale.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Starwood will be conducting a conference call to discuss the second quarter financial results at 10:30 a.m. Eastern Time today, available via webcast on the Company’s website at http://www.starwoodhotels.com/corporate/about/investor/earnings.html. A webcast replay will be available on the corporate website a few hours after the live event on Thursday, July 24 and will run for one year. Alternatively, participants may dial into the live call at (866) 921-0636 with conference ID 61542222. Outside the U.S., participants may dial into the live call at (706) 758-8764. Please dial in fifteen minutes early to ensure a timely start. A call replay will be available a few hours after the live event on Thursday, July 24 and will run for one week; the call replay can be accessed by dialing (855) 859-2056 with conference ID 61542222. Outside the U.S., the call replay can be accessed at (404) 537-3406.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring and other special charges (credits), and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Owned or Owned Hotels reflect the Company’s owned, leased, and consolidated joint venture hotels. All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s Owned and managed hotels. References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s Owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with nearly 1,200 properties in 100 countries and 181,400 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, and Element®. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. There can be no assurance as to the development of future hotels in the Company’s pipeline or additional vacation ownership units. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

Three Months Ended June 30				Six Months Ended June 30,
2014	2013	% Variance		2014	2013	% Variance
			Revenues
$414	$419	(1.2)	Owned, leased and consolidated joint venture hotels	$778	$798	(2.5)
171	239	(28.5)	Vacation ownership and residential sales and services	345	548	(37.0)
260	236	10.2	Management fees, franchise fees and other income	508	453	12.1
694	668	3.9	Other revenues from managed and franchised properties (a)	1,366	1,302	4.9

1,539	1,562	(1.5)		2,997	3,101	(3.4)
			Costs and Expenses
314	328	4.3	Owned, leased and consolidated joint venture hotels	615	648	5.1
125	163	23.3	Vacation ownership and residential	253	362	30.1
102	88	(15.9)	Selling, general, administrative and other	197	178	(10.7)
(3)	—	n/m	Restructuring and other special charges (credits), net	(3)	(1)	n/m
63	57	(10.5)	Depreciation	123	115	(7.0)
7	8	12.5	Amortization	15	15	—
694	668	(3.9)	Other expenses from managed and franchised properties (a)	1,366	1,302	(4.9)

1,302	1,312	0.8		2,566	2,619	2.0
237	250	(5.2)	Operating income	431	482	(10.6)
9	8	12.5	Equity earnings and gains from unconsolidated ventures, net	18	17	5.9
(23)	(26)	11.5	Interest expense, net of interest income of $1, $0, $2 and $1	(46)	(52)	11.5
3	1	n/m	Gain (loss) on asset dispositions and impairments, net	(33)	(8)	n/m

226	233	(3.0)	Income from continuing operations before taxes and noncontrolling interests	370	439	(15.7)
(73)	(95)	23.2	Income tax expense	(81)	(159)	49.1

153	138	10.9	Income from continuing operations	289	280	3.2
			Discontinued Operations:
—	—	—	Gain on dispositions, net of tax	1	70	(98.6)

153	138	10.9	Net income	290	350	(17.1)
—	(1)	100.0	Net loss (income) attributable to noncontrolling interests	—	—	—

$153	$137	11.7	Net income attributable to Starwood	$290	$350	(17.1)

			Earnings Per Share – Basic
$0.81	$0.72	12.5	Continuing operations	$1.52	$1.46	4.1
—	—	—	Discontinued operations	0.01	0.37	(97.3)

$0.81	$0.72	12.5	Net income	$1.53	$1.83	(16.4)

			Earnings Per Share – Diluted
$0.80	$0.71	12.7	Continuing operations	$1.51	$1.44	4.9
—	—	—	Discontinued operations	0.01	0.36	(97.2)

$0.80	$0.71	12.7	Net income	$1.52	$1.80	(15.6)

			Amounts attributable to Starwood’s Common Stockholders
$153	$137	11.7	Continuing operations	$289	$280	3.2
—	—	—	Discontinued operations	1	70	(98.6)

$153	$137	11.7	Net income	$290	$350	(17.1)

190	192		Weighted average number of shares	190	192

191	194		Weighted average number of shares assuming dilution	191	194

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$597	$616
Restricted cash	53	134
Accounts receivable, net of allowance for doubtful accounts of $67 and $59	640	643
Inventories	202	217
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $5 and $6	51	54
Deferred income taxes	203	211
Prepaid expenses and other	176	121

Total current assets	1,922	1,996
Investments	242	251
Plant, property and equipment, net	3,046	3,034
Goodwill and intangible assets, net	2,013	2,032
Deferred income taxes	617	591
Other assets (a)	636	543
Securitized vacation ownership notes receivable, net	270	315

Total assets	$8,746	$8,762

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$3	$2
Accounts payable	88	105
Current maturities of long-term securitized vacation ownership debt	86	97
Accrued expenses	1,141	1,092
Accrued salaries, wages and benefits	367	404
Accrued taxes and other	257	224

Total current liabilities	1,942	1,924
Long-term debt (b)	1,423	1,265
Long-term securitized vacation ownership debt	214	258
Deferred income taxes	46	48
Other liabilities	1,976	1,904

Total liabilities	5,601	5,399

Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; 190,637,669 and 191,897,809 shares outstanding at June 30, 2014 and December 31, 2013, respectively	2	2
Additional paid-in capital	533	661
Accumulated other comprehensive loss	(330)	(335)
Retained earnings	2,937	3,032

Total Starwood stockholders’ equity	3,142	3,360
Noncontrolling interests	3	3

Total equity	3,145	3,363

Total liabilities and equity	$8,746	$8,762

(a)	Includes restricted cash of $4 million and $3 million at June 30, 2014 and December 31, 2013, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $216 million and $218 million at June 30, 2014 and December 31, 2013, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

Three Months Ended June 30,				Six Months Ended June 30,
2014	2013	% Variance		2014	2013	% Variance
			Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
$153	$137	11.7	Net income	$290	$350	(17.1)
27	32	(15.6)	Interest expense (a)	54	60	(10.0)
73	95	(23.2)	Income tax (benefit) expense (b)	80	89	(10.1)
69	61	13.1	Depreciation (c)	135	125	8.0
8	9	(11.1)	Amortization (d)	16	17	(5.9)

330	334	(1.2)	EBITDA	575	641	(10.3)
(3)	(1)	n/m	(Gain) loss on asset dispositions and impairments, net	33	8	n/m
(3)	—	n/m	Restructuring and other special charges (credits), net	(3)	(1)	n/m

$324	$333	(2.7)	Adjusted EBITDA	$605	$648	(6.6)

(a)	Includes $3 million and $6 million of Starwood’s share of interest expense from unconsolidated joint ventures for the three months ended June 30, 2014 and 2013, respectively, and $6 million and $7 million for the six months ended June 30, 2014 and 2013, respectively.
(b)	Includes $0 million of tax expense (benefit) recorded in discontinued operations for the three months ended June 30, 2014 and 2013, respectively, and $(1) million and $(70) million for the six months ended June 30, 2014 and 2013, respectively.
(c)	Includes $6 million and $4 million of Starwood’s share of depreciation expense from unconsolidated joint ventures for the three months ended June 30, 2014 and 2013, respectively, and $12 million and $10 million for the six months ended June 30, 2014 and 2013, respectively.
(d)	Includes $1 million and $1 million of Starwood’s share of amortization expense from unconsolidated joint ventures for the three months ended June 30, 2014 and 2013, respectively, and $1 million and $2 million for the six months ended June 30, 2014 and 2013, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended June 30, 2014
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$16	4.8
Impact of changes in foreign exchange rates	(1)	(0.2)

Revenue increase/(decrease) in constant dollars	$15	4.6

Expense
Expense increase/(decrease) (GAAP)	$7	(2.7)
Impact of changes in foreign exchange rates	(1)	0.3

Expense increase/(decrease) in constant dollars	$6	(2.4)

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels North America

(In millions)

	Three Months Ended June 30, 2014
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$1	0.8
Impact of changes in foreign exchange rates	4	2.5

Revenue increase/(decrease) in constant dollars	$5	3.3

Expense
Expense increase/(decrease) (GAAP)	$—	—
Impact of changes in foreign exchange rates	3	(2.3)

Expense increase/(decrease) in constant dollars	$3	(2.3)

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels International

(In millions)

	Three Months Ended June 30, 2014
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$15	7.8
Impact of changes in foreign exchange rates	(4)	(2.2)

Revenue increase/(decrease) in constant dollars	$11	5.6

Expense
Expense increase/(decrease) (GAAP)	$7	(4.8)
Impact of changes in foreign exchange rates	(4)	2.4

Expense increase/(decrease) in constant dollars	$3	(2.4)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliation – Earnings from Vacation Ownership and Residential Business

(In millions)

	Three Months Ended June 30, 2014
	2014	2013	$ Variance
Vacation ownership and residential sales and services revenue	$171	$239	(68)
Vacation ownership and residential expense	(125)	(163)	38

Earnings from vacation ownership and residential	$46	$76	(30)

	Three Months Ended June 30, 2014
	2014	2013	$ Variance
Total Bal Harbour revenues	$7	$74	(67)
Total Bal Harbour expenses	(6)	(44)	38

Earnings from Bal Harbour	$1	$30	(29)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Three Months Ended September 30, 2014		Year Ended December 31, 2014
$117	Net income	$551
30	Interest expense	115
58	Income tax expense	204
80	Depreciation and amortization	315

285	EBITDA	1,185
—	(Gain) loss on asset dispositions and impairments, net	33
—	Restructuring and other special charges (credits), net	(3)

$285	Adjusted EBITDA	$1,215

Three Months Ended September 30, 2014		Year Ended December 31, 2014
$117	Income from continuing operations before special items	$530

$0.62	EPS before special items	$2.78

	Special Items
—	Restructuring and other special (charges) credits, net	3
—	Gain (loss) on asset dispositions and impairments, net	(33)

—	Total special items – pre-tax	(30)
—	Income tax benefit (expense) on special items	50

—	Total special items – after-tax	20

$117	Income from continuing operations	$550

$0.62	EPS including special items	$2.88

	High Case

Three Months Ended September 30, 2014		Year Ended December 31, 2014
$124	Net income	$565
30	Interest expense	115
61	Income tax expense	210
80	Depreciation and amortization	315

295	EBITDA	1,205
—	(Gain) loss on asset dispositions and impairments, net	33
—	Restructuring and other special charges (credits), net	(3)

$295	Adjusted EBITDA	$1,235

Three Months Ended September 30, 2014		Year Ended December 31, 2014
$124	Income from continuing operations before special items	$544

$0.65	EPS before special items	$2.85

	Special Items
—	Restructuring and other special (charges) credits, net	3
—	Gain (loss) on asset dispositions and impairments, net	(33)

—	Total special items – pre-tax	(30)

—	Income tax benefit (expense) on special items	50

—	Total special items – after-tax	20

$124	Income from continuing operations	$564

$0.65	EPS including special items	$2.95

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Vacation Ownership and Residential Business

(In millions)

Low Case

Three Months Ended September 30, 2014
Vacation ownership and residential sales and services revenue	$158
Vacation ownership and residential expenses	(123)

Earnings from vacation ownership and residential	$35

Year Ended December 31, 2014
Vacation ownership and residential sales and services revenues	$680
Vacation ownership and residential expenses	(520)

Earnings from vacation ownership and residential	$160

High Case

Three Months Ended September 30, 2014
Vacation ownership and residential sales and services revenue	$161
Vacation ownership and residential expenses	(121)

Earnings from vacation ownership and residential	$40

Year Ended December 31, 2014
Vacation ownership and residential sales and services revenues	$685
Vacation ownership and residential expenses	(515)

Earnings from vacation ownership and residential	$170

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

Three Months Ended June 30,				Six Months Ended June 30,
2014	2013	% Variance	Same-Store Owned Hotels Worldwide	2014	2013	% Variance
			Revenue
$351	$335	4.8	Same-Store Owned Hotels (a)	$618	$598	3.4
3	36	(91.7)	Hotels Sold or Closed in 2014 and 2013	19	83	(77.1)
53	41	29.3	Hotels Without Comparable Results	127	104	22.1
7	7	—	Other ancillary hotel operations	14	13	7.7

$414	$419	(1.2)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$778	$798	(2.5)

			Costs and Expenses
$261	$254	(2.7)	Same-Store Owned Hotels (a)	$485	$478	(1.5)
2	28	92.9	Hotels Sold or Closed in 2014 and 2013	13	62	79.0
44	40	(10.0)	Hotels Without Comparable Results	104	95	(9.5)
7	6	(16.7)	Other ancillary hotel operations	13	13	—

$314	$328	4.3	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$615	$648	5.1

Three Months Ended June 30,				Six Months Ended June 30,
2014	2013	% Variance	Same-Store Owned Hotels North America	2014	2013	% Variance
			Revenue
$143	$142	0.8	Same-Store Owned Hotels (a)	$283	$278	1.6
—	27	(100.0)	Hotels Sold or Closed in 2014 and 2013	8	67	(88.1)
53	40	32.5	Hotels Without Comparable Results	103	83	24.1
—	—	—	Other ancillary hotel operations	—	—	—

$196	$209	(6.2)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$394	$428	(7.9)

			Costs and Expenses
$112	$112	—	Same-Store Owned Hotels (a)	$225	$224	(0.5)
—	22	100.0	Hotels Sold or Closed in 2014 and 2013	5	51	90.2
44	40	(10.0)	Hotels Without Comparable Results	87	79	(10.1)
1	—	n/m	Other ancillary hotel operations	—	1	100.0

$157	$174	9.8	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$317	$355	10.7

Three Months Ended June 30,				Six Months Ended June 30
2014	2013	% Variance	Same-Store Owned Hotels International	2014	2013	% Variance
			Revenue
$208	$193	7.8	Same-Store Owned Hotels (a)	$335	$320	5.1
3	9	(66.7)	Hotels Sold or Closed in 2014 and 2013	11	16	(31.3)
—	1	(100.0)	Hotels Without Comparable Results	24	21	14.3
7	7	—	Other ancillary hotel operations	14	13	7.7

$218	$210	3.8	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$384	$370	3.8

			Costs and Expenses
$149	$142	(4.8)	Same-Store Owned Hotels (a)	$260	$254	(2.3)
2	6	66.7	Hotels Sold or Closed in 2014 and 2013	8	11	27.3
—	—	—	Hotels Without Comparable Results	17	16	(6.3)
6	6	—	Other ancillary hotel operations	13	12	(8.3)

$157	$154	(1.9)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$298	$293	(1.7)

(a)	Same-Store Owned Hotel results exclude five hotels sold, one leased hotel converted to a managed hotel and four hotels without comparable results for the three months ended June 30, 2014 and eight hotels sold, one leased hotel converted to a managed hotel and six hotels without comparable results for the six months ended June 30, 2014.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Three Months Ended June 30,

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2014	2013	Var. USD	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL HOTELS
REVPAR ($)	128.14	121.91	5.1%	136.83	129.47	5.7%	118.23	113.27	4.4%
ADR ($)	178.19	174.42	2.2%	175.73	170.07	3.3%	181.54	180.45	0.6%
Occupancy (%)	71.9%	69.9%	2.0	77.9%	76.1%	1.8	65.1%	62.8%	2.3

SHERATON
REVPAR ($)	108.59	103.75	4.7%	117.01	111.54	4.9%	99.53	95.36	4.4%
ADR ($)	153.80	150.70	2.1%	153.05	148.67	2.9%	154.76	153.35	0.9%
Occupancy (%)	70.6%	68.8%	1.8	76.4%	75.0%	1.4	64.3%	62.2%	2.1

WESTIN
REVPAR ($)	146.24	138.90	5.3%	149.04	140.29	6.2%	140.39	135.99	3.2%
ADR ($)	192.03	187.33	2.5%	188.58	181.14	4.1%	200.14	202.24	-1.0%
Occupancy (%)	76.2%	74.1%	2.1	79.0%	77.4%	1.6	70.1%	67.2%	2.9

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	207.03	195.54	5.9%	252.47	239.40	5.5%	188.69	177.56	6.3%
ADR ($)	311.47	304.14	2.4%	338.85	323.56	4.7%	298.46	294.36	1.4%
Occupancy (%)	66.5%	64.3%	2.2	74.5%	74.0%	0.5	63.2%	60.3%	2.9

LE MERIDIEN
REVPAR ($)	132.32	129.10	2.5%	230.69	215.39	7.1%	116.68	115.30	1.2%
ADR ($)	195.71	190.99	2.5%	267.35	259.42	3.1%	180.51	177.04	2.0%
Occupancy (%)	67.6%	67.6%	0.0	86.3%	83.0%	3.3	64.6%	65.1%	-0.5

W
REVPAR ($)	238.25	224.37	6.2%	233.66	224.78	4.0%	247.59	223.54	10.8%
ADR ($)	299.15	289.78	3.2%	284.95	274.59	3.8%	330.81	326.53	1.3%
Occupancy (%)	79.6%	77.4%	2.2	82.0%	81.9%	0.1	74.8%	68.5%	6.3

FOUR POINTS
REVPAR ($)	80.50	77.13	4.4%	91.12	85.51	6.6%	65.67	65.51	0.2%
ADR ($)	115.36	115.69	-0.3%	119.38	116.32	2.6%	108.29	114.57	-5.5%
Occupancy (%)	69.8%	66.7%	3.1	76.3%	73.5%	2.8	60.6%	57.2%	3.4

ALOFT
REVPAR ($)	85.17	75.81	12.3%	101.93	90.09	13.1%	51.72	47.01	10.0%
ADR ($)	115.89	112.34	3.2%	127.99	121.57	5.3%	84.48	86.86	-2.7%
Occupancy (%)	73.5%	67.5%	6.0	79.6%	74.1%	5.5	61.2%	54.1%	7.1

(1)	Includes same store Owned, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Three Months Ended June 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	128.14	121.91	5.1%	141.63	134.81	5.1%
ADR ($)	178.19	174.42	2.2%	199.65	195.85	1.9%
Occupancy (%)	71.9%	69.9%	2.0	70.9%	68.8%	2.1

AMERICAS
REVPAR ($)	133.37	126.26	5.6%	162.86	155.00	5.1%
ADR ($)	175.09	169.35	3.4%	212.25	204.87	3.6%
Occupancy (%)	76.2%	74.6%	1.6	76.7%	75.7%	1.0

North America
REVPAR ($)	136.83	129.47	5.7%	170.96	162.88	5.0%
ADR ($)	175.73	170.07	3.3%	215.97	208.50	3.6%
Occupancy (%)	77.9%	76.1%	1.8	79.2%	78.1%	1.1

Latin America
REVPAR ($)	94.24	89.91	4.8%	101.51	95.30	6.5%
ADR ($)	165.31	158.38	4.4%	173.99	167.18	4.1%
Occupancy (%)	57.0%	56.8%	0.2	58.3%	57.0%	1.3

ASIA PACIFIC
REVPAR ($)	97.01	93.55	3.7%	98.87	94.16	5.0%
ADR ($)	153.01	157.61	-2.9%	154.93	158.99	-2.6%
Occupancy (%)	63.4%	59.4%	4.0	63.8%	59.2%	4.6

Greater China
REVPAR ($)	92.29	83.87	10.0%	91.57	83.00	10.3%
ADR ($)	148.50	152.76	-2.8%	146.71	151.20	-3.0%
Occupancy (%)	62.1%	54.9%	7.2	62.4%	54.9%	7.5

Rest of Asia Pacific
REVPAR ($)	103.05	106.12	-2.9%	112.89	115.91	-2.6%
ADR ($)	158.54	162.91	-2.7%	169.75	171.31	-0.9%
Occupancy (%)	65.0%	65.1%	-0.1	66.5%	67.7%	-1.2

EAME
REVPAR ($)	155.53	148.28	4.9%	163.20	155.33	5.1%
ADR ($)	222.63	213.77	4.1%	231.79	222.13	4.3%
Occupancy (%)	69.9%	69.4%	0.5	70.4%	69.9%	0.5

Europe
REVPAR ($)	175.19	163.52	7.1%	193.75	179.72	7.8%
ADR ($)	238.71	226.94	5.2%	256.71	243.25	5.5%
Occupancy (%)	73.4%	72.1%	1.3	75.5%	73.9%	1.6

Africa & Middle East
REVPAR ($)	116.74	118.14	-1.2%	116.94	118.21	-1.1%
ADR ($)	185.61	184.46	0.6%	186.39	184.98	0.8%
Occupancy (%)	62.9%	64.0%	-1.1	62.7%	63.9%	-1.2

(1)	Includes same store Owned, managed, and franchised hotels
(2)	Includes same store Owned and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results—Same Store

For the Three Months Ended June 30,

UNAUDITED

	Worldwide			North America			International
	2014	2013	Var. USD	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL HOTELS	40 Hotels			12 Hotels			28 Hotels
REVPAR ($)	178.74	167.85	6.5%	156.88	154.56	1.5%	196.73	178.80	10.0%
ADR ($)	240.17	229.56	4.6%	201.53	198.26	1.6%	274.75	258.65	6.2%
Occupancy (%)	74.4%	73.1%	1.3	77.8%	78.0%	-0.2	71.6%	69.1%	2.5

Total Revenue*	350,719	334,505	4.8%	143,014	141,910	0.8%	207,705	192,596	7.8%
Total Expenses*	260,710	253,868	-2.7%	112,486	112,462	0.0%	148,224	141,405	-4.8%

*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended June 30,

UNAUDITED ($ millions)

	Worldwide
	2014	2013	Variance	% Variance
Management Fees
Base Fees	98	92	6	6.5%
Incentive Fees	48	45	3	6.7%

Total Management Fees	146	137	9	6.6%

Franchise Fees	62	56	6	10.7%

Total Management & Franchise Fees	208	193	15	7.8%

Other Management & Franchise Revenues (1)	48	37	11	29.7%

Total Management & Franchise Revenues	256	230	26	11.3%

Other	4	6	(2)	(33.3)%

Management Fees, Franchise Fees and Other Income	260	236	24	10.2%

(1)	Other Management & Franchise Revenues primarily includes the amortization of the deferred gains of approximately $22 million in 2014 and 2013 resulting from the sales of hotels subject to long-term management contracts and termination fees.

Vacation Ownership & Residential Revenues and Expenses

For the Three Months Ended June 30,

UNAUDITED ($ millions)

	2014	2013	$ Variance	% Variance
Originated Sales Revenues (1)—Vacation Ownership Sales	79	79	—	—
Other Sales and Services Revenues (2)	85	83	2	2.4%
Deferred Revenues—Percentage of Completion	(2)	—	(2)	n/m
Deferred Revenues—Other (3)	(2)	(3)	1	33.3%

Vacation Ownership Sales and Services Revenues	160	159	1	0.6%
Residential Sales and Services Revenues (4)	11	80	(69)	(86.3%)

Total Vacation Ownership & Residential Sales and Services Revenues	171	239	(68)	(28.5%)

Originated Sales Expenses (5)—Vacation Ownership Sales	55	53	(2)	(3.8%)
Other Expenses (6)	64	63	(1)	(1.6%)
Deferred Expenses—Percentage of Completion	(2)	—	2	n/m
Deferred Expenses—Other	2	3	1	33.3%

Vacation Ownership Expenses	119	119	—	—
Residential Expenses (4)	6	44	38	86.4%

Total Vacation Ownership & Residential Expenses	125	163	38	23.3%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2014 and 2013, includes $7 million and $74 million of revenues and $6 million and $44 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales and marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Six Months Ended June 30,

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2014	2013	Var. USD	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL HOTELS
REVPAR ($)	121.51	115.71	5.0%	128.77	121.64	5.9%	113.28	108.94	4.0%
ADR ($)	175.51	172.47	1.8%	173.28	167.80	3.3%	178.46	178.81	-0.2%
Occupancy (%)	69.2%	67.1%	2.1	74.3%	72.5%	1.8	63.5%	60.9%	2.6

SHERATON
REVPAR ($)	103.64	98.44	5.3%	109.33	103.63	5.5%	97.43	92.76	5.0%
ADR ($)	152.58	150.22	1.6%	150.41	146.33	2.8%	155.33	155.27	0.0%
Occupancy (%)	67.9%	65.5%	2.4	72.7%	70.8%	1.9	62.7%	59.7%	3.0

WESTIN
REVPAR ($)	138.62	131.96	5.0%	140.60	132.20	6.4%	134.57	131.46	2.4%
ADR ($)	188.69	184.65	2.2%	185.50	178.42	4.0%	195.90	198.99	-1.6%
Occupancy (%)	73.5%	71.5%	2.0	75.8%	74.1%	1.7	68.7%	66.1%	2.6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	203.19	191.20	6.3%	270.56	253.53	6.7%	175.07	164.80	6.2%
ADR ($)	311.51	304.06	2.5%	364.47	343.41	6.1%	284.81	282.94	0.7%
Occupancy (%)	65.2%	62.9%	2.3	74.2%	73.8%	0.4	61.5%	58.2%	3.3

LE MERIDIEN
REVPAR ($)	119.93	117.99	1.6%	211.70	199.71	6.0%	105.98	105.54	0.4%
ADR ($)	184.68	182.17	1.4%	255.59	246.75	3.6%	170.33	169.38	0.6%
Occupancy (%)	64.9%	64.8%	0.1	82.8%	80.9%	1.9	62.2%	62.3%	-0.1

W
REVPAR ($)	229.45	219.14	4.7%	223.76	215.03	4.1%	240.19	226.91	5.9%
ADR ($)	297.84	287.52	3.6%	282.76	272.24	3.9%	328.72	319.64	2.8%
Occupancy (%)	77.0%	76.2%	0.8	79.1%	79.0%	0.1	73.1%	71.0%	2.1

FOUR POINTS
REVPAR ($)	77.14	74.36	3.7%	83.65	79.77	4.9%	68.12	66.89	1.8%
ADR ($)	114.99	115.60	-0.5%	115.94	113.86	1.8%	113.40	118.58	-4.4%
Occupancy (%)	67.1%	64.3%	2.8	72.1%	70.1%	2.0	60.1%	56.4%	3.7

ALOFT
REVPAR ($)	79.28	73.29	8.2%	92.75	83.35	11.3%	49.60	51.14	-3.0%
ADR ($)	113.04	110.34	2.4%	123.00	117.66	4.5%	84.76	90.21	-6.0%
Occupancy (%)	70.1%	66.4%	3.7	75.4%	70.8%	4.6	58.5%	56.7%	1.8

(1)	Includes same store Owned, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Six Months Ended June 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	121.51	115.71	5.0%	135.06	128.38	5.2%
ADR ($)	175.51	172.47	1.8%	196.66	193.37	1.7%
Occupancy (%)	69.2%	67.1%	2.1	68.7%	66.4%	2.3

AMERICAS
REVPAR ($)	126.31	119.46	5.7%	155.93	147.90	5.4%
ADR ($)	172.81	167.42	3.2%	210.12	202.56	3.7%
Occupancy (%)	73.1%	71.4%	1.7	74.2%	73.0%	1.2

North America
REVPAR ($)	128.77	121.64	5.9%	162.55	154.07	5.5%
ADR ($)	173.28	167.80	3.3%	213.64	205.82	3.8%
Occupancy (%)	74.3%	72.5%	1.8	76.1%	74.9%	1.2

Latin America
REVPAR ($)	98.94	95.25	3.9%	108.36	103.60	4.6%
ADR ($)	166.28	162.24	2.5%	178.46	173.33	3.0%
Occupancy (%)	59.5%	58.7%	0.8	60.7%	59.8%	0.9

ASIA PACIFIC
REVPAR ($)	99.34	95.85	3.6%	101.77	96.38	5.6%
ADR ($)	157.26	162.17	-3.0%	160.54	164.15	-2.2%
Occupancy (%)	63.2%	59.1%	4.1	63.4%	58.7%	4.7

Greater China
REVPAR ($)	92.78	83.38	11.3%	92.08	82.20	12.0%
ADR ($)	153.71	157.24	-2.2%	152.15	155.50	-2.2%
Occupancy (%)	60.4%	53.0%	7.4	60.5%	52.9%	7.6

Rest of Asia Pacific
REVPAR ($)	108.03	112.42	-3.9%	121.04	124.67	-2.9%
ADR ($)	161.50	167.36	-3.5%	175.16	177.11	-1.1%
Occupancy (%)	66.9%	67.2%	-0.3	69.1%	70.4%	-1.3

EAME
REVPAR ($)	138.01	132.16	4.4%	145.53	139.09	4.6%
ADR ($)	212.12	205.69	3.1%	219.51	212.64	3.2%
Occupancy (%)	65.1%	64.3%	0.8	66.3%	65.4%	0.9

Europe
REVPAR ($)	145.61	137.29	6.1%	160.17	150.14	6.7%
ADR ($)	220.67	212.00	4.1%	234.02	224.22	4.4%
Occupancy (%)	66.0%	64.8%	1.2	68.4%	67.0%	1.4

Africa & Middle East
REVPAR ($)	122.66	121.78	0.7%	122.97	121.98	0.8%
ADR ($)	194.10	192.63	0.8%	195.21	193.59	0.8%
Occupancy (%)	63.2%	63.2%	0.0	63.0%	63.0%	0.0

(1)	Includes same store Owned, managed, and franchised hotels
(2)	Includes same store Owned and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results—Same Store

For the Six Months Ended June 30,

UNAUDITED

	Worldwide			North America			International
	2014	2013	Var. USD	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL HOTELS	38 Hotels			12 Hotels			26 Hotels
REVPAR ($)	159.53	152.57	4.6%	154.77	151.51	2.2%	163.59	153.47	6.6%
ADR ($)	223.31	216.10	3.3%	205.87	200.28	2.8%	239.70	231.54	3.5%
Occupancy (%)	71.4%	70.6%	0.8	75.2%	75.6%	-0.4	68.2%	66.3%	1.9

Total Revenue*	618,135	597,580	3.4%	282,669	278,241	1.6%	335,466	319,338	5.1%
Total Expenses*	485,224	478,167	-1.5%	225,004	223,864	-0.5%	260,219	254,303	-2.3%

*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Six Months Ended June 30,

UNAUDITED ($ millions)

	Worldwide
	2014	2013	Variance	% Variance
Management Fees
Base Fees	184	172	12	7.0%
Incentive Fees	97	89	8	9.0%

Total Management Fees	281	261	20	7.7%

Franchise Fees	115	104	11	10.6%

Total Management & Franchise Fees	396	365	31	8.5%

Other Management & Franchise Revenues (1)	101	76	25	32.9%

Total Management & Franchise Revenues	497	441	56	12.7%

Other	11	12	(1)	(8.3)%

Management Fees, Franchise Fees and Other Income	508	453	55	12.1%

(1)	Other Management & Franchise Revenues primarily includes the amortization of the deferred gains of approximately $43 million and $45 million in 2014 and 2013, respectively, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Six Months Ended June 30,

UNAUDITED ($ millions)

	2014	2013	$ Variance	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	163	162	1	0.6%
Other Sales and Services Revenues (2)	172	171	1	0.6%
Deferred Revenues — Percentage of Completion	(16)	(2)	(14)	n/m
Deferred Revenues — Other (3)	—	5	(5)	(100.0%)

Vacation Ownership Sales and Services Revenues	319	336	(17)	(5.1%)
Residential Sales and Services Revenues (4)	26	212	(186)	(87.7%)

Total Vacation Ownership & Residential Sales and Services Revenues	345	548	(203)	(37.0%)

Originated Sales Expenses (5) — Vacation Ownership Sales	121	116	(5)	(4.3%)
Other Expenses (6)	128	127	(1)	(0.8%)
Deferred Expenses — Percentage of Completion	(10)	(1)	9	n/m
Deferred Expenses — Other	5	5	—	—

Vacation Ownership Expenses	244	247	3	1.2%
Residential Expenses (4)	9	115	106	92.2%

Total Vacation Ownership & Residential Expenses	253	362	109	30.1%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2014 and 2013, includes $20 million and $203 million of revenues and $9 million and $115 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales and marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotels without Comparable Results & Other Selected Items

As of June 30, 2014

UNAUDITED ($ millions)

Owned Hotels without comparable results in 2014 and 2013:

Hotel	Location
Element Denver Park Meadows	Denver, CO
Sheraton Steamboat Resort	Steamboat Springs, CO
The Gritti Palace, Venice	Venice, Italy
The St. Regis New York	New York, NY
The Westin Excelsior, Florence	Florence, Italy
The Westin Maui Resort & Spa, Ka’anapali	Maui, HI

Owned Hotels sold in 2014 and 2013:

Hotel	Location
Aloft Lexington	Lexington, MA
Aloft San Francisco Airport	San Francisco, CA
Aloft Tucson University	Tucson, AZ
Element Lexington	Lexington, MA
The Park Lane Hotel	London, England
The St. Regis Bal Harbour Resort	Miami Beach, FL
The Westin San Francisco Airport	San Francisco, CA
W New Orleans	New Orleans, LA
W New Orleans—French Quarter	New Orleans, LA

Revenues and Expenses Associated with Hotels Sold in 2014 and 2013: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2013:
2013
Revenues	$19	$12	$12	$4	$ 47
Expenses (excluding depreciation)	$14	$9	$8	$3	$ 34

Hotels Sold in 2014:
2014
Revenues	$16	$3	—	—	$ 19
Expenses (excluding depreciation)	$11	$2	—	—	$ 13

2013
Revenues	$28	$24	$22	$28	$ 102
Expenses (excluding depreciation)	$20	$19	$18	$20	$ 77

(1)	Results consist of two hotels sold in 2014, one leased hotel converted to a managed hotel in 2014, and six hotels sold in 2013.

These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in the statements of income for 2014 and 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three and Six Months Ended June 30, 2014

UNAUDITED ($ millions)

	Q2	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	11	24
Corporate/IT	35	66

Subtotal	46	90
Net capital expenditures for Vacation Ownership inventory (2)	(2)	(7)
Development Capital	41	90

Total Capital Expenditures	85	173

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $15 million and $24 million in the three and six months ended June 30, 2014, less cost of sales of $17 million and $31 million in the three and six months ended June 30, 2014.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2014 Divisional Hotel Inventory Summary by Ownership by Brand

As of June 30, 2014

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	11	6,281	6	3,585	5	2,696	2	854	—	—	2	854	3	402	3	402	—	—	16	7,537
Westin	5	2,734	2	1,832	3	902	1	243	—	—	1	243	3	650	3	650	—	—	9	3,627
Four Points	1	177	1	177	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	177
W	1	509	1	509	—	—	—	—	—	—	—	—	2	665	2	665	—	—	3	1,174
Luxury Collection	2	824	1	643	1	181	—	—	—	—	—	—	5	577	5	577	—	—	7	1,401
St. Regis	2	498	2	498	—	—	1	160	—	—	1	160	2	261	2	261	—	—	5	919
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	1	136	1	136	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	136
Element	1	123	1	123	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	123
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135

Total Owned	25	11,417	16	7,638	9	3,779	4	1,257	—	—	4	1,257	15	2,555	15	2,555	—	—	44	15,229

Managed & UJV
Sheraton	50	28,175	34	25,090	16	3,085	89	34,235	60	26,027	29	8,208	72	20,184	41	11,860	31	8,324	211	82,594
Westin	56	29,064	53	28,178	3	886	35	11,834	18	6,431	17	5,403	15	4,697	11	3,748	4	949	106	45,595
Four Points	3	426	—	—	3	426	28	8,492	21	6,395	7	2,097	12	2,270	4	499	8	1,771	43	11,188
W	28	8,516	26	8,083	2	433	9	2,393	3	1,115	6	1,278	5	937	4	495	1	442	42	11,846
Luxury Collection	11	1,938	4	1,648	7	290	10	1,983	4	811	6	1,172	27	5,261	22	3,671	5	1,590	48	9,182
St. Regis	12	2,347	10	2,038	2	309	8	2,029	5	1,378	3	651	7	1,536	3	369	4	1,167	27	5,912
Le Meridien	4	469	3	309	1	160	26	7,383	9	3,144	17	4,239	44	12,814	16	5,215	28	7,599	74	20,666
Aloft	4	614	—	—	4	614	10	2,606	7	1,636	3	970	4	943	3	535	1	408	18	4,163
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	151	1	151	—	—	—	—	—	—	—	—	1	210	1	210	—	—	2	361

Total Managed & UJV	169	71,700	131	65,497	38	6,203	215	70,955	127	46,937	88	24,018	187	48,852	105	26,602	82	22,250	571	191,507

Franchised
Sheraton	175	51,192	163	48,172	12	3,020	13	6,124	3	1,836	10	4,288	18	4,715	16	4,312	2	403	206	62,031
Westin	74	23,017	69	21,490	5	1,527	8	2,531	1	288	7	2,243	4	1,525	4	1,525	—	—	86	27,073
Four Points	125	19,491	116	18,154	9	1,337	10	1,577	1	126	9	1,451	7	1,085	7	1,085	—	—	142	22,153
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	11	2,108	8	1,657	3	451	10	3,069	—	—	10	3,069	12	1,783	12	1,783	—	—	33	6,960
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	13	3,157	12	3,046	1	111	5	1,209	1	160	4	1,049	3	788	3	788	—	—	21	5,154
Aloft	60	9,181	59	8,878	1	303	5	731	—	—	5	731	—	—	—	—	—	—	65	9,912
Element	10	1,670	10	1,670	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10	1,670
Other	1	305	1	305	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	305

Total Franchised	469	110,121	438	103,372	31	6,749	51	15,241	6	2,410	45	12,831	44	9,896	42	9,493	2	403	564	135,258

Systemwide
Sheraton	236	85,648	203	76,847	33	8,801	104	41,213	63	27,863	41	13,350	93	25,301	60	16,574	33	8,727	433	152,162
Westin	135	54,815	124	51,500	11	3,315	44	14,608	19	6,719	25	7,889	22	6,872	18	5,923	4	949	201	76,295
Four Points	129	20,094	117	18,331	12	1,763	38	10,069	22	6,521	16	3,548	19	3,355	11	1,584	8	1,771	186	33,518
W	29	9,025	27	8,592	2	433	9	2,393	3	1,115	6	1,278	7	1,602	6	1,160	1	442	45	13,020
Luxury Collection	24	4,870	13	3,948	11	922	20	5,052	4	811	16	4,241	44	7,621	39	6,031	5	1,590	88	17,543
St. Regis	14	2,845	12	2,536	2	309	9	2,189	5	1,378	4	811	9	1,797	5	630	4	1,167	32	6,831
Le Meridien	17	3,626	15	3,355	2	271	31	8,592	10	3,304	21	5,288	47	13,602	19	6,003	28	7,599	95	25,820
Aloft	65	9,931	60	9,014	5	917	15	3,337	7	1,636	8	1,701	4	943	3	535	1	408	84	14,211
Element	11	1,793	11	1,793	—	—	—	—	—	—	—	—	—	—	—	—	—	—	11	1,793
Other	3	591	3	591	—	—	—	—	—	—	—	—	1	210	1	210	—	—	4	801
Vacation Ownership	14	7,576	13	6,996	1	580	—	—	—	—	—	—	—	—	—	—	—	—	14	7,576

Total Systemwide	677	200,814	598	183,503	79	17,311	270	87,453	133	49,347	137	38,106	246	61,303	162	38,650	84	22,653	1,193	349,570

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of June 30, 2014

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,606	92	21	1,719
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	—	99

Total SVO, Inc.	21	21	16	4,846	92	733	5,671

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	22	22	17	5,044	92	733	5,869

Total Intervals Including UJV’s (7)				262,288	4,784	38,116	305,188

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces
(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.
(7)	Assumes 52 intervals per unit.